UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported):	 	June 27, 2012


                       Symetra Financial Corporation
		      _______________________________

         (Exact name of registrant as specified in its charter)


       Delaware	                 001-33808	               20-0978027
 _____________________		_____________		     ______________
 (State or other jurisdiction  	(Commission		    (I.R.S. Employer
  of incorporation)		 File Number)		   Identification No.)

  777 108th Avenue NE, Suite 1200, Bellevue, 		  	   98004
                Washington
   ______________________________________			___________
  (Address of principal executive offices)			(Zip Code)


Registrant's telephone number, including area code:	 (425) 256-8000

				Not Applicable
	__________________________________________________________
	Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
	Exchange Act 	(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
	Exchange Act 	(17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jonathan E. Curley, executive vice president, Life Division and a named executive officer of Symetra will be leaving the company. Mr. Curley's employment is currently expected to terminate on or about July 31, 2012, or such other date as may be agreed by the parties. Symetra expects to enter into a separation agreement with Mr. Curley. On an interim basis, Thomas M. Marra, president and chief executive officer of Symetra, will assume the leadership responsibilities formerly associated with Mr. Curley's position.

Symetra issued a press release on June 27, 2012 announcing that Mr. Curley will be leaving the company, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1		Press Release of Symetra Financial Corporation,
		dated June 27, 2012
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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 	 			Symetra Financial Corporation

June 27, 2012	 		By:/s/ David S. Goldstein

 	 			Name: David S. Goldstein
 	 			Title: Senior Vice President, General Counsel
				       and Secretary
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                                   EXHIBIT INDEX

Exhibit Number	 		Description of Exhibit
-------------			----------------------
   99.1	 	 		Press Release of Symetra Financial Corporation,
				dated June 27, 2012.